Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 17, 2012, relating to the consolidated financial statements of Intellicell Biosciences, Inc. appearing in the Annual Report on Form 10-K of Intellicell Biosciences, Inc. for the year ended December 31, 2011.

/s/ Rosen Seymour Shapss Martin & Company LLP

New York, New York
June 11, 2012